UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Secure Computing Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was sent to certain Secure Computing Corporation stockholders beginning on October 28, 2008.

SECURE COMPUTING CORPORATION

55 Almaden Boulevard

San Jose, CA 95113

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:	October 28, 2008

You have previously received proxy materials in connection with the special meeting of stockholders of Secure Computing Corporation to be held on Friday, November 14, 2008 and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.

Secure Computing is asking shareholders to vote on Proposal 1: To approve and adopt the Agreement and Plan the Merger among McAfee, Inc., a wholly-owned subsidiary of McAfee, and Secure Computing; Proposal 2: To adjourn the special meeting, if necessary, to solicit additional proxies. Please see the proxy materials previously mailed to you for additional information.

Since the required vote to approve Proposal 1 is by an affirmative vote of a majority of all shares outstanding eligible to vote, if you do not vote with respect to Proposal 1, your failure to vote will have the effect of a vote AGAINST this proxy agenda. I would appreciate your immediate attention to the mailing of the enclosed proxy.

Regardless of the number of shares you own, it is important that they be represented at the special stockholders meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special stockholders meeting:

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card and follow the instructions on the website.

•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special stockholders meeting or voting your shares, you may call our proxy specialists toll-free at 800-243-5194 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday. You may also contact this number to request additional proxy materials.

Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.